EXHIBIT 10.1

                               [INDEMNITEE'S NAME]


                            INDEMNIFICATION AGREEMENT

         INDEMNIFICATION AGREEMENT, effective as of _________________ __, 2005, between MainSource Financial Group, Inc., an Indiana corporation (the "Company"), and _____________________________________________ (the
"Indemnitee").

         WHEREAS, it is essential to the Company that it retain and attract as directors and executive officers the most highly competent individuals the Company can reasonably retain and attract, in the face of an increasing reluctance by these individuals to serve or continue to serve publicly-held corporations unless they are provided with adequate protection against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

         WHEREAS, the potential inability to retain and attract such individuals is detrimental to the best interests of the Company's shareholders;

         WHEREAS, Indemnitee is or is willing to become a director and/or an executive officer of the Company;

         WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and executive officers of public companies in today's environment;

         WHEREAS, the Restated Articles of Incorporation and the Bylaws of the Company require the Company to indemnify and advance expenses to its directors and executive officers to the full extent permitted by law, and the Indemnitee has been serving and continues to serve, or is willing to begin to serve, as a director and/or an executive officer of the Company in part in reliance on such Restated Articles of Incorporation and Bylaws;

         WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's service to the Company in an effective manner, free from undue concern that he or she will not be indemnified, and Indemnitee's reliance on the aforesaid Restated Articles of Incorporation and Bylaws, and in part to provide Indemnitee with specific contractual assurance that the protection promised by such Restated Articles of Incorporation and Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such Restated Articles of Incorporation and Bylaws or any change in the composition of the Company's Board of Directors or acquisition transaction relating to the Company), and in order to induce Indemnitee to continue to provide, or begin to provide, as applicable, services to the Company as a director (or executive officer) thereof, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage

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of Indemnitee under the Company's directors' and officers' liability insurance policies;

         NOW, THEREFORE, in consideration of the premises and of Indemnitee continuing or beginning to serve the Company directly or, at its request, indirectly through another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       Certain Definitions:

         (a)      Change in Control:  shall be deemed to have occurred if:

                  (i) The Company is merged, consolidated, or reorganized with or into another corporation or other legal person through a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company's shareholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) more than 40% of the total voting power of (x) the corporation resulting from the consummation of such Business Combination (the "Surviving Corporation ") or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the Voting Securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination,
                  (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation or any employee stock benefit trust created by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of twenty-five percent (25%) or more of the total voting power of the outstanding Voting Securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least one-half of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were incumbent directors of the Company at the time of the approval of the execution of the initial agreement providing for such Business Combination by the Company's board of directors (the circumstances described in clauses (A), (B) and (C) are collectively referred to as the "Business Combination Requirements");

                  (ii) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, unless each of the Business Combination Requirements specified in subsection (i) immediately above is satisfied;

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                  (iii) There is a report filed on Schedule 13D or Schedule
                  14D-l (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing twenty-five percent (25%) or more of the voting power of the then outstanding Voting Securities of the Company;

                  (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company, other than through any event(s) referred to in paragraphs (i) through (iii) of this Section l(a) hereof, has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

                  (v) If during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the directors (including for this purpose any new director whose election or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority thereof (excluding any director's seat that is vacant or otherwise unoccupied).

Notwithstanding the foregoing provisions of (iii) and (iv) above, a "Change in Control" shall not be deemed to have occurred for purposes of this Agreement (x) solely because (A) the Company, (B) a subsidiary, or (C) any Company-sponsored employee stock ownership plan or other employee benefit plan of the Company either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-l, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares, whether in excess of twenty-five percent (25%) of the voting power or otherwise, or because the Company reports that a change of control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (y) solely because of a change in control of any subsidiary.

         (a) Claim: any pending, completed or overtly threatened action, suit or proceeding, or any inquiry, hearing or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

         (b)      Expense Advance is defined in Section 2(a) hereof.

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         (c) Expenses include reasonable attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

         (d) Indemnifiable Event: any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

         (e) Potential Change in Control shall be deemed to have occurred if (i) the Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; (iii) any person other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company, who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding Voting Securities, increases his beneficial ownership of such securities by or 5% or more of such outstanding Voting Securities over the percentage so owned by such person on the date hereof; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

         (f) Reviewing Party: any appropriate person or body consisting of a member or members of the Company's Board of Directors or any other person or body appointed by the Board (including the special, independent counsel referred to in Section 3 hereof) who is not a party to the particular Claim for which Indemnitee is seeking indemnification.

         (g) Voting Securities: any securities of the Company that vote generally in the election of directors.

2.       Basic Indemnification Arrangement.

         (a) In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law, as soon as practicable but in any event no later than 30 days after written demand is presented to the Company, against any and all judgments, fines, penalties, reasonable Expenses and, provided if the Company has approved the amount to be paid in settlement (which approval shall not be unreasonably withheld), amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of

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the actual or deemed receipt of any payments under this Agreement (including the creation of the escrow contemplated by Section 4 hereof). Notwithstanding anything in this Agreement to the contrary and except as provided in Section 5 hereof, prior to a Change in Control, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has given its prior written consent (which consent shall not be unreasonably withheld) to the initiation of such Claim. If so requested by Indemnitee from time to time, the Company shall advance (promptly and in any event within ten business days of such request) to Indemnitee or to such person directed by Indemnitee any and all reasonable Expenses (an "Expense Advance").

         (b) Notwithstanding the foregoing, (i) the obligations of the Company under Section 2(a) hereof shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion in any case in which the special, independent counsel referred to in Section 3 hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and
(ii) the obligation of the Company to make an Expense Advance pursuant to
Section 2(a) hereof shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee's obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon for thirty (30) days after such final determination, after which interest on the unpaid amount shall accrue at the statutory judicial rate. If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control that has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the special, independent counsel referred to in Section 3 hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of Indiana having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

3. Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control that has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), then with

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respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Company's Restated Articles of Incorporation or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from special, independent counsel selected by the Company and approved by Indemnitee (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company within the 10 years preceding engagement to render such advice (other than in connection with such matters) or for Indemnitee. Such independent counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement. Such counsel, in addition to any other matters to be addressed by such counsel, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to indemnify fully such counsel against any and all reasonable expenses (including attorneys' fees), claims, liabilities and damages to third parties arising out of or relating to this Agreement or the engagement of special, independent counsel pursuant hereto.

4. Indemnification for Additional Expenses. The Company shall indemnify Indemnitee against any and all reasonable expenses (including attorneys' fees) and, if requested by Indemnitee, shall (within two business days of such request) advance such expenses to Indemnitee, that are incurred by Indemnitee in connection with any Claim asserted against or action brought by Indemnitee (subject to the limitations of Section 2(a) hereof) for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or under applicable law or the Company's Restated Articles of Incorporation or By-laws now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

5. Partial Indemnity, Etc. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

6. No Presumption. For purposes of this Agreement, the termination of any Claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption

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that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

7. Non-exclusivity, Etc. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company's Restated Articles of Incorporation, Bylaws, the Indiana Business Corporation Law or otherwise. To the extent that a change in the Indiana Business Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's Restated Articles of Incorporation and Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

8. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

9. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against Indemnitee, Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern; and provided further that nothing herein shall limit or prohibit the Company from asserting any defense against a claim or demand by Indemnitee that would otherwise be available but for the extinguishment or release thereof contemplated by this Section 10.

10. Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

11. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required or reasonably required by the Company and shall do everything that may be necessary to secure such rights, including without limitation consenting to the jurisdiction of any court in which the Company determines to file any action for recovery and the execution of such documents necessary or reasonably requested by the Company to enable the Company effectively to bring suit to enforce such rights.

12. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

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13. Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall use good faith and commercially reasonable efforts to cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place, and in the absence of such written agreement by such successor, the Company shall provide Indemnitee with either a fully paid liability insurance policy providing coverage on terms no less favorable than contemplated by this Agreement underwritten by an insurance company rated A or better under A.M. Best Company's Financial Strength Rating or an equivalent rating service, or a substantially equivalent risk protection arrangement reasonably satisfactory to Indemnitee. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director and/or an executive officer of the Company or of any other enterprise at the Company's request.

14. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Indiana applicable to contracts made to be performed in such State without giving effect to the principles of conflicts of laws.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed for all purposes to be an original, but all of which together shall constitute one and the same Agreement. Only one counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

17. Limitations on Company Obligations. All obligations under this Agreement may be terminated except to the extent determined that the continuation of the Agreement is necessary for the continued operation of Company by order of any state or federal banking regulatory agency with supervision of the Company, unless stayed by appropriate proceedings, and Company shall be under no obligation to perform any of its obligations hereunder if it is informed in writing by any state or federal banking regulatory agency with supervision of the Company or as determined by the Company based upon the written advice of the Company's legal counsel that performance of its obligations would constitute an unsafe or unsound banking practice. If Company is in default (as defined in section 3(x)(1) of the Federal Deposit Insurance

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Act), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the parties. Notwithstanding anything herein to the contrary, (i) any payments made to Indemnitee pursuant to this Agreement, or otherwise, shall be subject to and conditional upon compliance with 12 USC Section 1828(k) and any regulation promulgated thereunder, and (ii) the Company shall have no obligation to indemnify the Indemnitee for any actions or omissions by Indemnitee which arise out of or are connected with conduct which is criminal, fraudulent, willful misconduct or bad faith or if such indemnification is otherwise against public policy as determined by the Company based upon the written advice of the Company's legal counsel].


         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the ___ day of ___________________, 2005.

                                       MAINSOURCE FINANCIAL GROUP, INC.


                                       By:
                                           ------------------------------------
                                           James L. Saner, Sr., President and
                                           Chief Executive Officer



                                           ------------------------------------
                                                  [Name of Indemnitee ]







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